Exhibit 2.1

SHARE EXCHANGE AGREEMENT

by and among

Cinnabar Ventures Inc.

and

YIPPY, Inc.

and the

Shareholders of YIPPY, Inc.

Dated as of January 26, 2010

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of the 26th day of January, 2010 (the “Agreement”), by and among Cinnabar Ventures Inc., a Nevada corporation (the “Company”); YIPPY, Inc., a Delaware corporation (“YIPPY”); and the shareholders of YIPPY, as identified in Exhibit A to this Agreement (the “YIPPY Shareholders”). The Company, YIPPY and the YIPPY Shareholders are collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS, the Company is a publicly held corporation incorporated under the laws of the state of Nevada;

WHEREAS, YIPPY is a privately held corporation incorporated under the laws of the state of Delaware;

WHEREAS, YIPPY has 900,000 shares of capital stock issued and outstanding (the “YIPPY Shares”), one hundred percent (100%) of which are held by the YIPPY Shareholders. The YIPPY Shareholders are the record and beneficial owners of the number of YIPPY Shares set forth adjacent such YIPPY Shareholders names on Exhibit A, attached hereto.

WHEREAS, the Company desires to acquire from the YIPPY Shareholders, and the YIPPY Shareholders desire to sell to the Company, the YIPPY Shares in exchange for the issuance by the Company of a total of 2,340,000 shares to the YIPPY Shareholders in the amount of 2.6 shares (the “Company Shares”) of the Company’s common stock (the “Common Stock”) for every one YIPPY Share held by the YIPPY Shareholders, on the terms and conditions set forth herein (the “Share Exchange”).

WHEREAS, after giving effect to the Share Exchange, there will be approximately 22,260,000 shares of Common Stock issued and outstanding.

WHEREAS, the Parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE SHARE EXCHANGE

1.1    The Share Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein):

(a) the Company shall issue and deliver to the YIPPY Shareholders the Company Shares, which shall be duly authorized, validly issued, fully paid and nonassessable;

(b) the YIPPY shareholders will sign an acknowledgement that YIPPY share certificates were never issued and that the YIPPY shareholders are transferring their rights to such shares pursuant to this Agreement.

1.2   Time and Place of Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur upon the exchange of the stock of the Company and YIPPY as described in Section 1.1 herein.  Such Closing shall take place on January 26, 2010 (the “Closing Date”), at the corporate office of Company.

  1.3   Closing Events.  At the Closing, the Company, YIPPY, and the YIPPY Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, the acknowledgement set forth in Section 1.1(b) above or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

1.4   Tax Consequences.  It is intended by the Parties hereto that for United States income tax purposes, the contribution and transfer of the YIPPY Shares by the YIPPY Shareholders to the Company in exchange for Company Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to YIPPY and the YIPPY Shareholders that as of the Closing Date:

2.1   Due Organization and Qualification; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2   No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-Laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3   Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 75,000,000 shares, of which there are 19,920,000 shares of Common Stock, par value $0.001, issued and outstanding as of the date hereof.  All of the outstanding shares of Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4   Financial Statements. The Company has provided YIPPY and the YIPPY Shareholders copies of the (i) audited balance sheet of the Company at May 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the two fiscal years of 2009 and 2008, including the notes thereto, (the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the date and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5   Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.6   Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.7   Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.8   Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

  2.9   SEC Filings; Financial Statements.

(a) The Company has made available to YIPPY a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission

(the “SEC”) for the twenty four (24) months prior to the date of this Agreement (the “Company SEC Reports”), which, to the Company’s knowledge, are all the forms, reports and documents filed by the Company with the SEC for the twenty four (24) months prior to the date of this Agreement. As of their respective dates, to the Company’s knowledge, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) To the Company’s knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company taken as a whole.

                  2.10   Over-the-Counter Bulletin Board Quotation.
The Company’s Common Stock is quoted on the Over-the-Counter Electronic Bulletin Board (“OTCBB”). There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by NASDAQ or The Financial Industry Regulatory Authority (“FINRA”) with respect to any intention by such entities to prohibit or terminate the quotation of the Company’s Common Stock on the OTCBB.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF YIPPY

YIPPY represents and warrants to the Company as of the Closing:

3.1   Due Organization and Qualification; Due Authorization.

(a) YIPPY is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. YIPPY is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of  YIPPY.

(b) YIPPY does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity. There is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling YIPPY to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of YIPPY.

 (c) YIPPY has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. YIPPY has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of YIPPY, enforceable against YIPPY in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2   No Conflicts or Defaults. The execution and delivery of this Agreement by YIPPY and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of  YIPPY, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which YIPPY is a party or by which or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of YIPPY (iii) terminate or give any parry the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which YIPPY is a party or by which YIPPY or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which YIPPY is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3   Capitalization. The authorized capital stock of YIPPY immediately prior to giving effect to the transactions contemplated hereby consists of  900,000 shares of common stock, of which, as of the date hereof, there were 900,000 shares issued and outstanding. All of the outstanding shares of YIPPY are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to YIPPY Shares, will not be transferred in violation of any rights of third parties. The YIPPY Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling YIPPY to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for common shares. All of the YIPPY Shares are owned of record and beneficially by the YIPPY Shareholders free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.4   Taxes. YIPPY has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of YIPPY and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by YIPPY such judgments were reasonable under the circumstances) and complete in all material respects.

3.5   Compliance with Law. YIPPY is conducting its business in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. YIPPY has not received a notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.6   Litigation.

(a) There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting  YIPPY or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve (12) month period preceding the date hereof;

(b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting YIPPY; and

(c) YIPPY has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.7   Title to Properties.  YIPPY does not own any real property.

3.8   Intellectual Property. YIPPY owns, possesses, licenses and has other rights to use all trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), including, but not limited to, the Intellectual Property listed in Exhibit B.

3.9   Financial Statements. YIPPY acknowledges that within seventy five (75) days from the Closing Date, YIPPY will obtain an audit of YIPPY’s business from a certified public accountant in order for the Company to file such audited financial statements pursuant to Item 9.01 on Form 8-K.

ARTICLE IV

REPRESENTATION AND WARRANTIES OF THE YIPPY SHAREHOLDERS

The YIPPY Shareholders hereby represents and warrants to the Company that as of the Closing:

4.1   Title to Shares. The YIPPY Shareholders are the legal and beneficial owners of the YIPPY Shares to be transferred to the Company, and upon consummation of the exchange contemplated herein, the Company will acquire from the YIPPY Shareholders good and marketable title to the YIPPY Shares, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as maybe imposed by applicable law.

4.2   Due Authorization. The YIPPY Shareholders have all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of the YIPPY Shareholders, enforceable against him in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3   Purchase for Investment.

(a) The YIPPY Shareholders are acquiring the Company Shares for investment for their own account and not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and the YIPPY Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. The YIPPY Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b) The YIPPY Shareholders understand that the Company Shares are not registered under the Securities Exchange Act of 1933, as amended (the “Act”), on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the YIPPY Shareholders’ representations set forth herein.

4.4   Investment Experience. The YIPPY Shareholders acknowledge that they can bear the economic risk of the investment, and they have such knowledge and experience in financial and business matters that they is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5   Information. The YIPPY Shareholders have carefully reviewed such information as they deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of the YIPPY Shareholders, they have been furnished all materials that they have requested relating to the Company and the issuance of the Company Shares hereunder, and the YIPPY Shareholders have been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to them. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the YIPPY Shareholders have relied in making an exchange of the YIPPY Shares for the Company Shares.

4.6   Restricted Securities. The YIPPY Shareholders understand that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. The YIPPY Shareholders are aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

ARTICLE V

DELIVERIES

        5.1    Items to be delivered to the YIPPY Shareholders prior to or at Closing by the Company.

(a)           Certificate of Incorporation and amendments thereto, By-Laws and amendments thereto, and certificate of good standing of the Company in Nevada;

(b)           Approval from the Board of Directors of the Company authorizing the issuances of the Company Shares;

(c)           Share certificates representing the proper number of Company Shares issued in the name of the YIPPY Shareholders in accordance with Exhibit A;

(d)           Any other document reasonably requested by the YIPPY Shareholders that they deem necessary for the consummation of this transaction.

5.2    Items to be delivered to the Company prior to or at Closing by YIPPY and the YIPPY Shareholders.

(a)           All applicable schedules hereto;

(b)           Approval from the board of directors of YIPPY, if applicable, and shareholder resolutions approving the transactions contemplated hereby;

(c)           The YIPPY Shareholders will deliver the acknowledgements set forth in Section 1.1(b) above; and

(d)           Any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

6.1   Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

(b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

6.2   Conditions to Obligations of YIPPY Shareholders. The obligations of YIPPY Shareholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a) The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)            Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated in this Agreement or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of YIPPY or the YIPPY Shareholder, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company or YIPPY.

(c)             Deliveries.  The deliveries specified in Section 5.1 shall have been made by the Company.

6.3   Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a) YIPPY and the YIPPY Shareholders shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

ARTICLE VII

COVENANTS

7.1   Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

7.2   Blue Sky Laws.
 The Company shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Company Stock in connection with this Agreement.

7.3   Fees and Expenses.
All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not this Agreement is consummated.

                 7.4   Access.  Each party shall permit representatives of any other party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such party.

                  7.5   Indemnification and Insurance.

(a) For a period of one year following the Closing Date, YIPPY and the YIPPY Shareholders hereby agree to indemnify the Company, each of the officers, agents and directors of the Company as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b) The Company hereby agrees to indemnify YIPPY, each of the agents and the YIPPY Shareholders as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1   Survival of Representations, Warranties and Agreements. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date.

8.2   Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

8.3   Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to YIPPY or the YIPPY Shareholders:

YIPPY, Inc.
Attn: Richard Granville
17595 S. Tamiami Trail, Suite 300
Fort Myers, FL 33908

If to the Company:

Cinnabar Ventures Inc.
Attn: Richard Granville
17595 S. Tamiami Trail, Suite 300
Fort Myers, FL 33908

8.4   Entire Agreement. This Agreement, the Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

8.5   Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

8.6   Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to conflicts of law principles.

8.7   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8   Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

8.9   Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

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           IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

Cinnabar Ventures Inc.	YIPPY Shareholders

By: /s/ Richard Granville	Angel Funding Group
Name: Richard Granville
Title: Chief Executive Officer	By: /s/ Jim Pharr
Name: Jim Pharr
Title: Chief Executive Officer
YIPPY, Inc.

By: /s/ Richard Granville	YHVH, INC.
Name: Richard Granville
Title: Chief Executive Officer	By: /s/ Richard Granville
Name: Richard Granville
Title: Chief Executive Officer

/s/ Richard Granville
Richard Granville

/s/ Cecilia Granville
Cecilia Granville

/s/ Joseph Meuse
Joseph Meuse

/s/ Miles Parker
Miles Parker

/s/ Emily Taisey
Emily Taisey

EXHIBIT A

Name of Shareholder	YIPPY Share Ownership	Number of Shares of Cinnabar Ventures Inc. Common Stock to receive in connection with this transaction
Angel Funding Group, Inc.	200,000	520,000
YHVH, INC.	200,000	520,000
Richard Granville	400,000	1,040,000
Cecilia Granville	20,000	52,000
Joseph Meuse	30,000	78,000
Miles Parker	25,000	65,000
Emily Taisey	25,000	65,000

A-1

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

Trademarks:

Yippy (stylized)

Y (stylized)

Welcome to the Cloud

Where Brands are Born

WEB PROPERTIES (207):

ASSOCIATED WITH YIPPY (19):

WELCOMETOTHECLOUD.COM
YIPEEU.COM
YIPEEYOU.COM
YIPEU.COM
YIPPEEU.COM
YIPPEEYOU.COM
YIPPEU.COM
YIPPIU.COM
YIPPIYOU.COM
YIPPY.BIZ
YIPPY.COM
YIPPY.INFO
YIPPY.TV
YIPPYOU.COM
YIPPYSOFT.COM
YIPPYU.COM
YIPPYU.MOBI

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

YIPPYU.NET
YIPPYYOU.COM ASSOCIATED WITH RED NETWORK (116):

AGGTOWNRED.COM
ALAMORED.COM
ANCHORCITYRED.COM
ARCHCITYRED.COM
AVIATIONRED.COM
BAGHDADRED.COM
BEANTOWNRED.COM
BIGAPPLERED.COM
BIGBAMARED.COM
BIGCITYRED.COM
BIGEASYRED.COM
BIGORED.COM
BIGPEACHRED.COM
BIGPINEAPPLERED.COM
BLUESTOWNRED.COM
BOLLYWOODRED.COM
BRAZILRED.COM
BREWCITYRED.COM
BRICKCITYRED.COM
BROOKLYNRED.COM
BROTHERLYRED.COM
BXRED.COM
CANUCKRED.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

CAPITALCITYRED.COM
CHARMCITYRED.COM
CHRISTRED.COM
CIGARCITYRED.COM
CINCYRED.COM
CIRCUITRED.COM
COWTOWNRED.COM
CREOLERED.COM
CTOWNRED.COM
DAKOTASRED.COM
DELHIRED.COM
DENVERRED.COM
DISNEYCITYRED.COM
DTOWNRED.COM
DUKECITYRED.COM
EMERALDCITYRED.COM
EQYPTRED.COM
EUROPEANRED.COM
FALLCITYRED.COM
GATEWAYRED.COM
GLASSCITYRED.COM
GOLDENCITYRED.COM
GOVRED.COM
GREATLAKESRED.COM
GREEKRED.COM
GULFCOASTRED.COM
HAMPSHIRERED.COM
HAWKEYERED.COM
HONGKONGRED.COM
HOUSTONRED.COM
INDONESIARED.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

INSURANCECITYRED.COM
IRELANDRED.COM
ITALYRED.COM
JAXTOWNRED.COM
JEWISHRED.COM
KOSHERRED.COM
LALALANDRED.COM
LILACCITYRED.COM
LITTLELONDONRED.COM
LOBSTERVILLERED.COM
LONGISLANDRED.COM
MADCITYRED.COM
METROPLEXRED.COM
MEXICOCITYRED.COM
MILEHIGHRED.COM
MOTOWNRED.COM
MUMBAIRED.COM
MUSICCITYRED.COM
MUSLIMRED.COM
NAPTOWNRED.COM
NASHVILLERED.COM
NEVERSLEEPSRED.COM
NICKLECITYRED.COM
NOCALRED.COM
OAKTOWNRED.COM
OCRED.COM
OCREDMAGAZINE.COM
OKCRED.COM
OLDDOMINIONRED.COM
OLDPUEBLORED.COM
OLEMISSRED.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

ORIENTRED.COM
PALMETTORED.COM
PITTSBURGHRED.COM
POTATORED.COM
QUEENCITYRED.COM
QUEENSRED.COM
RALEIGHWOODRED.COM
REDNETWORK.COM
RISINGSUNRED.COM
ROSECITYRED.COM
RUSSIARED.COM
SAINTCITYRED.COM
SAUDIRED.COM
SEOULRED.COM
SOCALRED.COM
SPACECITYRED.COM
STATENISLANDRED.COM
STEELCITYRED.COM
SUMMITCITYRED.COM
SUNCITYRED.COM
SUNSHINERED.COM
TEHRANRED.COM
TEXRED.COM
THEVALLEYRED.COM
TITLETOWNRED.COM
TREASURERED.COM
TRIADRED.COM
TWINCITIESRED.COM
WICHIRED.COM
WINDYCITYRED.COM
WINDYRED.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

OTHER PROPERTIES (MEDIA-RELATED) (26):

ARTLIFETV.COM
COMEDYGOGO.COM
DAILYREPORTSHOW.COM
DANGTHATHURT.COM
MOTOZX.COM
MUSICREVO.COM
PILLOWFIGHTFEDERATION.COM
PILLOWFIGHTINGFEDERATION.COM
ROWDYVILLE.COM
RUFFRUFF.TV
RUFFRUFFTV.COM
SKIN0MAX.COM
SKINOHMAX.COM
SKINOMAX.COM
STARDATE2009.COM
STARDATE2010.COM
STARDATE2011.COM
STARDATE2012.COM
STREETBANGAZ.COM
STUARTPID.COM
THEEARTHX.COM
TIMESQUAREHUSTLER.COM
TIMESQUAREHUSTLERS.COM
UNTVNETWORK.COM
UNTVNETWORKS.COM
WAVESZEN.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

OTHER PROPERTIES (41):

AVANAMEN.COM
CAUCTIONNOW.COM
CAUCTIONSNOW.COM
CHOMENOW.COM
CINNABARCOMPANY.COM
CLICKHERDERS.COM
CRAWLEGAL.COM
EXAEXCHANGE.COM
HEYBREW.COM
GEWGEWLS.COM
GEWGEWLS.NET
GEWGEWLS.TV
GIDDYUPCLICKS.COM
GOGAYTV.COM
HITMANMMA.COM
HITMANTV.COM
HORSEPOWERWAR.COM
KILLARIP.COM
LBZTV.COM
LIFESTYLENETWORKTV.COM
MIXEDMARTIALKICKBOXING.COM
MYVIZCARD.COM
SEAAUCTIONNOW.COM
SEAAUCTIONSNOW.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

SEAHOMENOW.COM
SEEAUCTIONNOW.COM
SEEAUCTIONSNOW.COM
SEEHOMENOW.COM
TATTLETALESHOW.COM
TIVOTOO.COM
TOBEEKIDS.COM
TOBEKIDS.COM
TOGODA.COM
UCKYOUT.COM
XFIGHTCLUB.COM
YHVHINC.COM
YUCKOUT.COM
YUCKYOUT.COM
YUKOUT.COM

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

WEB-BASED OS MODULES

TOP-TIER MODULES

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

SECOND-TIER MODULES

SECONDARY PAGE MODULE	CONTENTS	CONTENT DETAILS	TYPE	FUNCTION

Home	Menu	Driving Directions	JavaScript/DB	Application
		Weather	JavaScript/DB	Application
		Gas Prices	JavaScript/DB	Application
		Local Event Calendars (248)	JavaScript/DB	Application
		Stocks	JavaScript/DB	Application
Shows	Menu	Shows (23)	ASP/DB/Flash	Application
Popular	Menu	Popular Videos	ASP/DB/Flash	Application
Games	Menu	Games (27)	JavaScript/DB/Flash	Application
News	Menu	News Feeds (179)	PHP/ASP	Application
Radio	Module	Radio Stations (14)	PHP/JavaScript	Application
Tools	Menu	Change Background Color	JavaScript	Application
		Change Background Image	JavaScript	Application
		Join Our Mailing List	ASP/DB	Application
		Bookmark Us	JavaScript	Application
		Contact Us	HTML/JavaScript	Application
		Classified Ads	HTML/JavaScript	Application
		About Us	HTML	Information
		Privacy Policy	HTML	Information
		Investor Relations	HTML/JavaScript	Application

EXHIBIT B

YIPPY INTELLECTUAL PROPERTY

Community	Menu	Live Chat	HTML/JavaScript	Application
		Lottery Numbers (43)	JavaScript/DB	Application
		Horoscopes	JavaScript	Application
		Social Networking Links (4)	JavaScript	Application